EXHIBIT 23




PIERCY, BOWLER, TAYLOR & KERN
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
A PROFESSIONAL CORPORATION


                   CONSENT OF INDEPENDENT AUDIT ACCOUNTANTS

     We hereby consent to the incorporation of our report dated March 26, 2002, appearing in the Annual Report on Form 10-KSB of All-American SportPark, Inc. for the year ended December 31,2002, in the Company's Registration Statement on Form S-8, SEC File No. 333-41994.



/s/ Piercy, Bowler, Taylor & Kern

Las Vegas, Nevada
March 26, 2002